Exhibit (e)(i)

Application for Individual Life Insurance - Part 1
The insurer identified below will be herein referred to as the “Company.”
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
Customer Service Office	Unless subsidiary checked below:
Mailing Address	☐ THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.
P.O. Box 26100
Lehigh Valley, PA 18002-6100

Please print. The Owner and/or Proposed Insured must initial any changes.

  SECTION A: Proposed Insured Information

1.	First Name MI Last Name Suffix

2.	Previous Name (ONLY if changed in the last 5 years)
First Name MI Last Name

3.	Date of Birth (mm/dd/yyyy) 4. Place of Birth

5.	Social Security Number 6. Gender: ☐ Male ☐ Female

7.	Are you a U.S. Citizen? ☐ Yes ☐ No If “No,” are you a permanent resident (green card holder)? ☐ Yes ☐ No

If you are not a U.S. Citizen or permanent resident, please complete the Foreign Travel and Residence Supplement.

If you are a permanent resident (green card holder), please provide a copy of your green card.

8.	Marital Status: ☐ Married ☐ Single ☐ Divorced ☐ Separated ☐ Widowed

9.	Driver’s License Number Driver’s License State

If none, please provide a government photo ID number, issuer, and expiration date in the Remarks section.

10.	Street Address (Primary Residence)
City State Zip

11.	How long have you lived at this address? years

12.	If mailing address is same as street address, check here ☐. If different, please provide mailing address below.
Mailing Address
City State Zip

13.	Preferred Phone ☐ Cell ☐ Home ☐ Work
Alternate Phone (optional) ☐ Cell ☐ Home ☐ Work

14.	E-mail Address

Note: If there are multiple Proposed Insureds, you may need to complete the Additional Insured Supplement.

  SECTION B: Proposed Insured Employment Information

1.	☐ Employed (Complete rest of section) ☐ Retired ☐ Homemaker ☐ Unemployed ☐ Disabled ☐ Student
☐ Other

2.	Name of Employer

3.	Street Address
City State Zip

4.	Business Phone 5. Business Website

6.	Occupation 7. Job Title

8.	Nature of the Business 9. Years Employed

If employed for less than 1 year, please provide the below information for your previous employer.

10.	Name of Previous Employer

11.	Occupation 12. Years Employed

ICC18-L-AP-2018	Page 1 of 16	*IMNB52180000

  SECTION C: Owner Information (Complete ONLY if the Proposed Insured is not to be the sole Owner)

Owner Type:	☐ Other Individual (Complete # 1)	☐ Charity (Skip to #2)
	☐ Joint Ownership* (Complete # 1)	☐ Business Entity (Skip to # 2)
	☐ Trust (Skip to # 2)	☐ UGMA/UTMA - Owner is a minor (Skip to # 3)
* If there are Joint Owners, include Primary Owner below and provide Additional Owner information in the Remarks section.

a. First Name MI Last Name
b. Date of Birth (mm/dd/yyyy) c. Social Security Number
d. Driver’s License # and State
If none, please provide a government photo ID number, issuer, and expiration date in the Remarks section.
e. Relationship to Proposed Insured
f. Is the Owner a U.S. Citizen? ☐ Yes ☐ No If “No,” please provide details in the Remarks section.
g. Preferred Phone ☐ Cell ☐ Home ☐ Work
Alternate Phone (optional) ☐ Cell ☐ Home ☐ Work
h. E-mail Address
i. Street Address
City State Zip
j. If mailing address is same as street address, check here ☐. If different, please provide mailing address below.
Mailing Address
City State Zip

a. Full Name
b. Is entity established or organized under the laws of a state of the U.S.? ☐ Yes ☐ No
c. Tax ID Number
d. Phone e. E-mail Address
f. Street Address
City State Zip
g. If mailing address is same as street address, check here ☐. If different, please provide mailing address below.
Mailing Address
City State Zip
If the Owner is a Trust, you must complete the Trust Certification form.

a. Custodian: First Name MI Last Name
b. Minor: First Name MI Last Name
c. Minor’s Date of Birth (mm/dd/yyyy)
d. Minor’s Social Security Number
If the Owner is a minor child, you must complete the Uniform Gifts to Minors Act (UGMA)/ Uniform Transfers to Minors Act (UTMA) Certification form.

ICC18-L-AP-2018	Page 2 of 16

   SECTION D: Change of Ownership

1. Is there an intention that any group of investors will obtain any right, title or interest in any policy issued on the life of the Proposed Insured as a result of this application?	☐ Yes ☐ No

2. Are you or do you (the Owner/Applicant) intend to borrow money to pay the premiums for this policy or have someone else pay these premiums in return for an assignment of policy values back to them?	☐ Yes ☐ No

3.  Have you or the Proposed Insured been offered “free insurance” or any inducement such as a cash payment, gifts, loan proceeds in excess of the amount necessary to fund the policy, or anything else of value as an encouragement to apply for this life insurance policy?

☐ Yes ☐ No

If “Yes” to any of the above questions, please complete the Policyowner Statement form.

  SECTION E: Beneficiary Information

1.	☐ Sole Beneficiary is the same as the Owner. (If checked, skip this section.)

☐ Beneficiary shares are to be equal across beneficiary types. (If this box is not checked, complete the percentage section for each beneficiary with the appropriate percentage.)

Note: For Beneficiary Type, indicate either Primary, Contingent, or Tertiary. If unequal shares, please ensure that the % for all the beneficiaries in each type (Primary, Contingent, Tertiary) total 100%. Please use whole numbers only.

Multiple beneficiaries are permitted. Complete the appropriate section below (Section 2 for individually named beneficiaries (up to 3), Section 3 for a trust, charity or business entity, Section 4 for class designations or Section 5 for other types of designations). If the sole beneficiary is a Trust, Charity or Business Entity or a class designation, skip the Individual Beneficiary section and complete only the appropriate section below. If additional space is needed, please enter information into the Remarks section.

*  Per Stirpes - If elected below, if a beneficiary dies before the insured, any amount that would have been paid to that beneficiary, if living, will be paid in equal shares to the surviving children of that beneficiary. If per stirpes is designated, payment of that amount will be made to the surviving children, if any, before any other contingent beneficiary.

2. Complete only if the beneficiary is a named individual. If UTMA/UGMA, please complete the Beneficiary Designation form.

a. Full Name b. Date of birth (mm/dd/yyyy)
c. Beneficiary Type (see above): ☐ Primary ☐ Contingent ☐ Tertiary d. ☐ Per Stirpes*
e. Relationship to Proposed Insured f. Percentage %
g. Social Security Number h. Phone
i. If address is same as Owner, check here ☐. If different, please provide mailing address below.
Mailing Address
City State Zip

a. Full Name b. Date of birth (mm/dd/yyyy)
c. Beneficiary Type (see above): ☐ Primary ☐ Contingent ☐ Tertiary d. ☐ Per Stirpes*
e. Relationship to Proposed Insured f. Percentage %
g. Social Security Number h. Phone
i. If address is same as Owner, check here ☐. If different, please provide mailing address below.
Mailing Address
City State Zip

ICC18-L-AP-2018	Page 3 of 16

  SECTION E: Beneficiary Information (continued)

a. Full Name b. Date of birth (mm/dd/yyyy)
c. Beneficiary Type (see above): ☐ Primary ☐ Contingent ☐ Tertiary d. ☐ Per Stirpes*
e. Relationship to Proposed Insured f. Percentage %
g. Social Security Number h. Phone
i. If address is same as Owner, check here ☐. If different, please provide mailing address below.
Mailing Address
City State Zip

3.	Complete only if the beneficiary is a Trust, Charity or Business Entity other than the Owner.

a. Full Name
b. Beneficiary Type (see above): ☐ Primary ☐ Contingent ☐ Tertiary c. Percentage %
d. Is entity established or organized under the laws of a state in the U.S.? ☐ Yes ☐ No
e. Phone f. E-mail Address
g. Tax ID Number h. Contact Person
i. Mailing Address
City State Zip

4.	Class Designations

	☐ Children of the Proposed Insured (including adopted children)	Percentage %

	Beneficiary Type: ☐ Primary ☐ Contingent ☐ Tertiary	☐ Per Stirpes*

☐ Children (including adopted children) of the Proposed Insured’s Marriage With
	(spouse)	Percentage %
	Beneficiary Type: ☐ Primary ☐ Contingent ☐ Tertiary	☐ Per Stirpes*

	☐ Grandchildren of the Proposed Insured	Percentage %
	Beneficiary Type: ☐ Primary ☐ Contingent ☐ Tertiary	☐ Per Stirpes*

5.	Other Designations

☐ Proposed Insured’s Estate
	Beneficiary Type: ☐ Primary ☐ Contingent ☐ Tertiary	Percentage %

☐  Trustee Under the Proposed Insured’s Last Will & Testament This designation means the then acting Trustee of the Trust under the Insured’s Will that is probated. If no Will of the Insured is probated, or if there is no trust in effect under the Will that is probated, or if no trustee is qualified to receive the proceeds within six months of the Insured’s death, proceeds will be paid to the Contingent Beneficiary, if living, otherwise to the owner or the estate of the owner.

	Beneficiary Type: ☐ Primary ☐ Contingent ☐ Tertiary	Percentage %

☐ Other
	Beneficiary Type: ☐Primary ☐ Contingent ☐ Tertiary	Percentage %

ICC18-L-AP-2018	Page 4 of 16

   SECTION F: Purpose of Insurance

Please provide the purpose of the proposed insurance by checking one or more of the following, or describe in “Other.”

☐ Buy-Sell	☐ Deferred Compensation	☐ Charitable Planning	☐ Family Income	☐ Mortgage
☐ Key Person	☐ Executive Bonus	☐ Estate Planning	☐ Split Dollar	☐ Retirement
☐ Education	☐ Collateral for Debt	☐ Wealth Accumulation	☐ Other

   SECTION G-1: Proposed Insurance – Whole Life and Term Life Products (Single Life)

1.	Plan of Insurance 2. Base Policy Face Amount $

3.	If dividend option Q or R is elected, please provide the following:

Base Policy Face Amount    +  Target Face Amount $                                                          = Total Face Amount $

4.	Riders

a.	Waiver: ☐ Waiver of Premium ☐ Waiver of Premium Plus – Level Term Only

☐  Applicant’s Waiver of Premium*

*	If elected, the adult Applicant must also complete the Additional Insured Supplement.

b.	☐ Accelerated Benefit Rider (EABR/TABR) If elected, please refer to the Representations section.

c.	☐ Index Participation Rider (IPR) If elected, please complete the IPR supplement.

d.	☐ Paid-Up Additions Rider (PUA)

      Scheduled PUA Amount: ☐  Minimum ☐  Other amount $

      Unscheduled PUA Amount $

e.	☐ Waiver of Specified Amount (WSA)

      ☐  Scheduled PUA Amount ☐  Other $

f.	Guaranteed Insurability Options (GIO): ☐ GIO Plus ☐ GIO

    GIO Option Amount $

g.	☐ Whole Life Purchase Option (WLPO) – Term Only

    Option Amount: ☐  Maximum ☐  Other $

h.	☐ Extended Conversion Rider – Term Only

i.	☐ 10 Year Renewable Term (RTR10) Term Face Amount $

j.	☐ Lifetime Protection Builder Term Face Amount $

k.	☐ Long Term Care (LTC) Rider $ If elected, please complete the LTC Supplement.

l.	☐ Select Security If elected, please complete the Select Security supplement.

m.	☐ Exchange of Insureds

n.	☐ Accidental Death Benefit (ADB) ADB Face Amount $

o.	☐ DuoGuard If elected, please list the names and amounts for the Designated Lives. Please also complete a separate Additional Insured

Supplement for each Designated Life.

p.	☐ Other

ICC18-L-AP-2018	Page 5 of 16

  SECTION G-1: Proposed Insurance – Whole Life and Term Life Products (continued)

5. Dividends	(If none are selected, the default option for Whole Life is Option D - Paid-Up Additional Insurance. For Term Life, while eligible to receive dividends, it is not likely that any will be paid. The available dividend options for Term Life are A, B and C. The default option is C – Left at Interest.)

Basic:	☐ A - Paid in Cash*

☐ B - Reduce Premiums*

☐ C - Left at Interest*

☐ D - Paid-Up Additional Insurance

☐ U - Loan Repayment/Balance to Paid-Up Additions

Term:	☐ Q - One Year Term Insurance If elected, please enter the Target Face Amount in Plans section above.

☐ R - One Year Term Insurance If elected, please enter the Target Face Amount in Plans section above.

☐ Level Increases % ☐ Compound Increases %

☐ Other

*  For Dividend Options A, B or C, you may wish to complete the tax withholding form to ensure appropriate taxes are withheld from any taxable portion of your distributions. If no tax withholding form is completed, no withholding will occur.

  SECTION G-2: Proposed Insurance – Universal Life/Variable Universal Life Products (Single Life)

1.	Plan of Insurance 2. Base Policy Face Amount $

3.	Death Benefit Option Note: Not all options may be available with all products.
☐ Level ☐ Increasing ☐ Return of Premium

4.	Section 7702 Test Note: The choice of 7702 Test may not apply to all policies.
Section 7702 of the Internal Revenue Code defines Life Insurance and specifies the rules under which the growth of life insurance policy cash values is excludible from gross income. If the plan being applied for provides a choice of test under 7702 to qualify the policy as life insurance, please check one of the tests shown below. Once a test is elected, it cannot be changed. If there is a choice of Test and none is elected, the Guideline Premium Test will be used.
☐ Guideline Premium Test ☐ Cash Value Accumulation Test

5.	Initial Premium $ Planned Modal Premium $

6.	Riders

	a.	☐ Secondary Guarantee Coverage Rider

	b.	☐ Accelerated Benefit Rider (EABR) If elected, please refer to the Representations section.

	c.	☐ Alternate Net Cash Surrender Value Benefit

	d.	☐ Waiver of Monthly Deductions

	e.	☐ Disability Benefit Rider (Waiver of Specified Amount) Monthly Specified Amount $

	f.	☐ Guaranteed Insurability Option (GIO/WLPO) Option Amount $

	g.	☐ Accidental Death Benefit (ADB) ADB Face Amount $

	h.	☐ Select Security Rider If elected, please complete the Select Security supplement.

	i.	☐ Exchange of Insureds

	j.	☐ Additional Sum Insured (Do NOT include this amount in Base Face Amount shown above.) $

ICC18-L-AP-2018	Page 6 of 16

  SECTION G-3: Proposed Insurance – Survivorship Products (EstateGuard WL, SUL, etc.)

1. Plan of Insurance 2. Base Policy Face Amount $

3. If dividend option Q or R is elected, please provide the following:
Base Policy Face Amount + Target Face Amount $ = Total Face Amount $

4. Universal Life Only

a. Death Benefit Option Note: Not all options are available with all products.
☐ Level ☐ Increasing ☐ Return of Premium

b. Section 7702 Test Note: The choice of 7702 Test may not apply to all policies.

Section 7702 of the Internal Revenue Code defines Life Insurance and specifies the rules under which the growth of life insurance policy cash values is excludible from gross income. If the plan being applied for provides a choice of test under 7702 to qualify the policy as life insurance, please check one of the tests shown below. Once a test is elected, it cannot be changed. If there is a choice of Test and none is elected, the Guideline Premium Test will be used.

☐ Guideline Premium Test ☐ Cash Value Accumulation Test

c. Initial Premium $ Planned Modal Premium $

5. Riders

a. ☐ Survivorship Waiver of Premium (Death Waiver) (available on one or both of the base policy Insureds)
☐ 1st Insured
☐ 2nd Insured

b. ☐ Policy Split Option

c. ☐ Paid-Up Additions Rider (PUA)
Scheduled PUA Amount: ☐ Minimum ☐ Other amount $
Unscheduled PUA Amount $

d. ☐ Four Year Term Rider for SUL (on both of the base policy Insureds) Term Amount $

e. ☐ Single Life Term/RTR 85 (Available on one or both of the base policy Insureds.) Face Amount $
☐ 1st Insured
☐ 2nd Insured

f. ☐ Second to Die DuoGuard (List names & amounts for Designated Lives. Complete a separate Additional Insured Supplement for each Designated Life.)

g. ☐ First to Die DuoGuard (Available on one or both of the base policy Insureds.) Face Amount $
☐ 1st Insured
☐ 2nd Insured

h. ☐ Other ☐ Other

ICC18-L-AP-2018	Page 7 of 16

   SECTION G-3: Proposed Insurance – Survivorship Products (EstateGuard WL, SUL, etc.)

6.	Dividends (If none selected, the default option is Option D - Paid-Up Additional Insurance)

Basic:       ☐ A - Paid in Cash*

  ☐ B - Reduce Premiums*

  ☐ C - Left at Interest*

  ☐ D - Paid-Up Additional Insurance

  ☐ U - Loan Repayment/Balance to Paid-Up Additions

Term:       ☐ Q - One Year Term Insurance If elected, please enter the Target Face Amount in Plans section above.

  ☐ R - One Year Term Insurance If elected, please enter the Target Face Amount in Plans section above.

  ☐ Level Increases                     % ☐  Compound Increases                      %

  ☐ Other

*

For Dividend Options A, B or C, you may wish to complete the tax withholding form to ensure appropriate taxes are withheld from any taxable portion of your distributions. If no tax withholding form is completed, no withholding will occur.

  SECTION H: Alternate/Additional Life Policy

Owner: If the “Alternate Policy” box is checked below, you are indicating that you are applying for either the policy applied for in Sections G-1 through G-3 or the policy indicated below. You do not intend to have both policies to be issued and placed in force. If the “Additional Policy” box is checked, you are indicating that you are applying for both the policy shown in Sections G-1 through G-3 and the policy indicated below. The total amount of insurance you are applying for is the sum of both face amounts.

☐ Alternate Policy: Plan of Insurance                                                               Face Amount $

     Details (Riders, Benefits, Dividend Options, etc.):

☐ Additional Policy: Plan of Insurance                                                       Face Amount $

     Details (Riders, Benefits, Dividend Options, etc.):

ICC18-L-AP-2018	Page 8 of 16

 SECTION I: Premiums

1.	Who is to pay premiums? ☐ Owner ☐ Insured ☐ Other If “Other” elected, please provide the below information.

a. Name
b. Reason for Paying Premiums
c. Social Security Number d. Relationship to Proposed Insured
e. Street Address
City State Zip

2. Mode:	☐ Annual

☐ Monthly Automatic Bank Draft (GOM)

☐ New If elected, please complete the appropriate request form.
☐ Add to Owner’s existing GOM Service Existing Policy/Control Number

☐ Semi-Annual

☐ Quarterly

☐ Monthly (List bill only – this may not be available for all products.)

☐ New – Billing Name
☐ Existing – Account Number
☐ Common Billing Date

3. Automatic Premium Loan (if available): ☐ Yes ☐ No If left blank, default will be NO.

4. Will premiums be paid in advance (PPIA) under the company’s PPIA program? ☐ Yes ☐ No If “Yes,” please complete PPIA form.

5. Will money be submitted with this application?
☐ Yes, in the amount of $ . If elected, please refer to the Representations section.
☐ No

6. Secondary Addressee Designation

Do you want to designate a secondary addressee for the purpose of notification of past due premium payments and/or possible lapse in coverage? ☐ Yes ☐ No If “Yes,” please provide the name and address of the designated secondary addressee below.

Name

Mailing Address

City State Zip

7. Policy Date

The policy date will be automatically determined based on the issue date of the policy unless one of the below backdating options is elected. Note: You will be required to pay premiums from the elected date onwards. See the Representations section of this application for more information on the impact of such request.

☐ Backdate to save age

Note: If electing to backdate to save age, the policy date will be one day prior to your six-month birthday.

☐ Specific policy date is requested. If elected, please provide requested policy date (mm/dd/yyyy):

ICC18-L-AP-2018	Page 9 of 16

SECTION J: Financial Information of Owner

1. Is the applied for policy in accordance with your insurance objectives and your anticipated financial needs?		☐ Yes ☐ No

2. Do you believe you have the financial ability to continue making premium payments on this policy?		☐ Yes ☐ No

3. Have you ever filed for personal or business bankruptcy?		☐ Yes ☐ No
If “Yes”: ☐ Personal ☐ Business	Date of Discharge (mm/dd/yyyy):

If bankruptcy has not been discharged, please provide the chapter/type of bankruptcy and the date it was filed in the Remarks section.

4. Personal Finances:

Personal Finances	Proposed Insured	Owner (if other than Insured)
Net Worth	$	$
Expected Earned Income (This Year)	$	$
Expected Unearned Income (This Year)	$	$
Actual Income (Last Calendar Year)	$	$
Actual Unearned Income (Last Calendar Year)	$	$

Business Finances (Complete only if the policy is for business coverage.)

5. Type of Business (Check One): ☐ Limited Liability Co. ☐ Sole Proprietor ☐ Partnership ☐ S Corp ☐ C Corp

☐ Other

6.	Total Business Assets	$
	Total Business Liabilities	$
	Business Net Worth	$
	Business Net Profit After Taxes for Prior Year	$
	Business Net Profit After Taxes for 2 Years Prior	$

7. How long has the business been established: ☐ Less than 1 year ☐ 1-5 years ☐ Greater than 5 years

8. What is the nature of the business?

9. What percentage of the business is owned by the Proposed Insured? %

10. Is there business insurance applied for or in force on other key members of this firm? ☐ Yes ☐ No
If “Yes,” please provide details:

ICC18-L-AP-2018	Page 10 of 16

   SECTION K: Insurance History

Please list below all existing life insurance policies in force on the Proposed Insured. If none, check here  ☐.

1.	Guardian Policy(ies):

Policy Number	Individual (I) or Group (G)	Year Issued	Total Amount	Who Owns the Policy?

☐ I ☐ G

☐ I ☐ G

☐ I ☐ G

☐ I ☐ G

2.	Non-Guardian Policy(ies):

Name of Company	Individual (I) or Group (G)	Year Issued	Total Amount	Who Owns the Policy?

☐ I ☐ G

☐ I ☐ G

☐ I ☐ G

☐ I ☐ G

3.  Has the Proposed Insured ever had life, disability, accident or medical insurance declined, postponed, modified, rated or cancelled, have withdrawn a pending application, or had a renewal or reinstatement refused? If “Yes,” please provide full details in the Remarks section.

☐ Yes	☐ No

4.  Are any other life, disability or accident insurance products currently being applied for on the life of the Proposed Insured, or is there any plan to do so in the near future? If “Yes,” please include amount and company applied with, and whether this other insurance will be in addition to or in lieu of insurance with the Company.

☐ Yes	☐ No

   SECTION L: Existing Insurance/Replacement

IMPORTANT: If “Yes” to either of the below questions, please refer to the Instruction Sheet for Life Insurance Application regarding additional state required replacement forms.

1. Does the Applicant/Owner have any existing individual life insurance policies or annuity contracts (including those that may have recently been lapsed or surrendered)? ☐ Yes ☐ No

2.  As a result of the proposed purchase of life insurance, have you (the Applicant/Owner) done, or are you considering doing, any of the following to any existing life insurance policy or annuity contract that you own: lapse, partial lapse, surrender, forfeit, assignment to an insurer, termination of existing insurance; taking loans, withdrawals, or any other use of funds from your existing insurance (including a stoppage or reduction in premium payments) to pay the premiums on the new life insurance policy? ☐ Yes ☐ No

IMPORTANT: If “Yes” to question 2, please refer to the Instruction Sheet for Life Insurance Application regarding when it is required to complete the below chart.

Policy Number	Issuing Company	Name of Insured	Face Amount of Policy

ICC18-L-AP-2018	Page 11 of 16

   SECTION M: Personal History of Proposed Insured (Complete ONLY if age 16 and above)

These questions apply to the Proposed Insured. If “Yes” to Questions 2, 4, 5, and/or 8, please provide details in the Remarks section.

1.	Are you a member of the Armed Forces, including the Reserves, or have you entered into a written agreement to enter the military services or are you on alert? If “Yes,” please complete the Military Status Supplement	☐ Yes ☐ No

2.	Do you intend to change your occupation?	☐ Yes ☐ No

3.	Do you intend to reside outside of the U.S. within the next 2 years? If “Yes,” please complete the Foreign Travel and Residence Supplement.	☐ Yes ☐ No

4.	Do you intend to travel outside of the U.S. within the next 2 years?	☐ Yes ☐ No

If “Yes”:	Country	Duration	Purpose of Travel

	Country	Duration	Purpose of Travel

	Country	Duration	Purpose of Travel

If additional space is needed, please provide details in the Remarks section.

5.	Have you ever had your driver’s license suspended or revoked, been convicted of operating a motor vehicle under the influence of alcohol or drugs, or within the past 5 years, have you been charged with and/or convicted of any motor vehicle moving violations? If “Yes,” please provide the date of violation, description of the violation and the penalty in the Remarks section.	☐ Yes ☐ No

6.	Within the last 2 years, have you flown as a licensed pilot, student pilot, or crew member in any type of aircraft, or do you intend to do so in the next 2 years? If “Yes,” please complete the Aviation Supplement.	☐ Yes ☐ No

7.	Within the last 2 years, have you participated in, or in the next 2 years do you intend to participate in, any of the following activities? If “Yes,” please complete the Avocation Supplement.	☐ Yes ☐ No
☐ Mountain Climbing ☐ Rock Climbing ☐ Scuba Diving ☐ Hang Gliding

☐ Parachuting ☐ Skydiving ☐ Motor Vehicle Racing

8.	Within the last 10 years, have you been convicted of, or pled guilty or no contest to, a felony, or is such a charge pending against you?	☐ Yes ☐ No

9.

Describe your complete use of tobacco or tobacco products below. This includes, but is not limited to: cigarettes, cigars, pipes, chewing tobacco, snuff, hookah, nicotine gum, nicotine patch, and electronic delivery devices.

Type of Product	Quantity	Frequency	Date Last Used (mm/dd/yyyy)
Cigarettes		☐ Daily ☐ Weekly ☐ Monthly ☐ Yearly
Cigars		☐ Daily ☐ Weekly ☐ Monthly ☐ Yearly
Pipes		☐ Daily ☐ Weekly ☐ Monthly ☐ Yearly
Chewing Tobacco		☐ Daily ☐ Weekly ☐ Monthly ☐ Yearly
Other		☐ Daily ☐ Weekly ☐ Monthly ☐ Yearly
☐ I have never used tobacco products.

  SECTION N: Illustration (ONLY complete for products and/or states where an illustration is required)

This section does not need to be completed if (a) the policy applied for is variable life insurance; (b) a signed illustration is not required by law for the policy applied for; or (c) the Applicant has signed an illustration that matches the policy as applied for.

Primary	Add	Alt

☐	☐	☐	No illustration was used in the sale of this life insurance Policy.

☐	☐	☐	The sales illustration used for the Proposed Insured does not conform to the Policy as applied for.

☐	☐	☐	The sales illustration for the Proposed Insured was shown on a computer screen. The illustration conforms to the Policy as applied for, however, no hard copy was furnished.

ICC18-L-AP-2018	Page 12 of 16

  SECTION O: Tax Certification

Under penalties of perjury I certify that:

(1)	The number shown on this form is my correct social security number or taxpayer identification number, and

(2)	I am not subject to backup withholding because:

(a)	I am exempt from backup withholding, or;

(b)	I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or;

(c)	the IRS has notified me that I am no longer subject to backup withholding, and;

(3)	I am a U.S. citizen (including a U.S. Resident Alien) or domestic business entity, and;

(4)	I am exempt from FATCA reporting*

Check the box below if you are unable to certify to #2 above and have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

☐  I am subject to backup withholding as a result of a failure to report all interest and dividends on my tax return.

*

The Company requires FATCA (Foreign Account Tax Compliance Act) reporting only for certain non-U.S. payees that receive FATCA withholdable payments. You are not required to provide a FATCA exemption code.

DO NOT COMPLETE IF APPLICANT IS A U.S. CITIZEN.

I am not a U.S. Citizen, U.S. Resident Alien or U.S. Entity and have attached a completed IRS Form W-8BEN, W-8BEN-E or other W-8 appropriate for my status. Please obtain a current version of the form from www.irs.gov. A foreign person is subject to U.S. tax on U.S. sourced income and a mandatory 30% withholding may apply (for tax treaty information and eligibility for a reduced rate, please see IRS Publication 515).

Signature of Foreign Person or Individual Authorized to Sign on Behalf of the Foreign Corporation or Entity	Date

ICC18-L-AP-2018	Page 13 of 16

  SECTION P: Remarks

Question #	Details

   SECTION Q: Amendments or Corrections (For Home Office or Customer Service Office Use Only)

ICC18-L-AP-2018	Page 14 of 16

  SECTION R: Representations and Signatures of the Proposed Insured and Owner

Those parties who sign below, agree that:

1.

This application, (Part I, Medical Supplement Part II, the Authorization, any amendments to the application, and any required supplements or questionnaires) will form the basis for, and will be attached to and become a part of, any policy issued. All of the statements that are part of the application are correctly recorded, and are complete and true to the best of the knowledge and belief of those persons who made them. Any misrepresentation or omission, if found to be material, may adversely affect acceptance of the risk, or a claims payment and/or may cause the Company to seek rescission of any policy or coverage that is issued based on this application.

2.

No producer, broker or medical examiner has any right to accept risks, make, void or change contracts, change the terms of this application, waive or modify any of the Company’s rights or requirements or extend the time for any payment. No information acquired by any Representative of the Company shall bind the Company unless it shall have been set out in writing in this application.

3.

For any policy that will be issued, the policy date is the date from which premiums are calculated and become due. Except as provided in the Conditional Temporary Coverage and Receipt (if an advance payment has been made and such Receipt has been issued and its terms complied with), no insurance coverage shall take effect unless and until the policy is delivered to and accepted by the Owner and all delivery requirements have been completed and the first premium is paid, and this delivery, acceptance and premium payment occurs (a) during the lifetime of the Proposed Insured, and (b) while all answers in this application are still true and complete, and (c) prior to any change in the health or insurability, of the Proposed Insured.

4.

Backdating is the process whereby a policy is given a policy date that is earlier than the date a policy is issued. If your backdating request involves saving age, your insurance age will be one year younger than your actual age and may result in a lower premium. However, by electing to backdate the policy (Section I, #7 of this application), regardless of saving age, the premium will be billed from a date that will result in you paying premium for a period of time during which the policy did not provide insurance coverage. You are not required to pay such premium, but by selecting to backdate the policy you will be doing so. You can avoid paying such premium by not requesting the policy be backdated. The amount of time you will be paying premium for which the policy did not provide coverage depends on the time it takes to underwrite, issue and deliver the policy, if a policy is issued. You can reduce the amount of time by promptly completing any requirements or paying a premium and obtaining a Conditional Temporary Coverage and Receipt.

5.

By paying premiums on a basis more frequently than annually, the total premium payable during one year’s time will be greater than if the premium were paid annually. That is, the cost of paying annualized periodic premiums will be more than the cost of paying one annual premium.

6.

If no illustration was given at the time of application, the producer has explained why in Section N of this application. The Owner understands that an illustration will be provided no later than at time of policy delivery.

7.

If applying for a rider form that provides for the ability to accelerate the policy’s death benefit for terminal illness and/or chronic illness, I (we) certify that I (we) have received a disclosure describing the benefits and conditions of such rider.

8.

Changes or corrections made by the Company and noted in the Amendments or Corrections section of this application are ratified by the Owner upon acceptance of a policy containing this application with the noted changes or corrections. Amendments as to plan, amount, classification, age at issue or benefits will be made only with the Owner’s written consent.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

The Internal Revenue Service does not require your consent to any provision of this document other than the Tax Certification made in Section O.

Signed at
City and State	Month/Day/Year

Signature of Proposed Insured (or parent or guardian if insured is under 18)	Signature of Applicant/Owner (if other than Proposed Insured)

Signature of Witness (for applications taken by mail – should not be the beneficiary)	Signature of Additional Owner

ICC18-L-AP-2018	Page 15 of 16

   SECTION S: Representations and Signatures of the Producer

☐ Check here if this application was sent to the Proposed Insured for signature by mail or e-mail. If so, the signature of the producer does not attest to the signature of the Proposed Insured.

☐   Check here if this application was taken in the presence of the Proposed Insured. I certify that I have taken this application in the presence of the Proposed Insured, and that I have truly and accurately recorded on this application the information supplied by the Proposed Insured.

Signature of Licensed Producer	License Number(s)

Producer’s Name	State(s) where licensed

ICC18-L-AP-2018	Page 16 of 16